UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2012

Geltology Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-174874 (Commission File Number)	35-2379917 (IRS Employer Identification No.)

Room 2903, Unit B
Jianwai SOHO East District
No.39 East Three Ring Middle Road
Chaoyang District, Beijing City, China

(Address of principal executive offices and zip code)

86-10-5869-4611

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Geltology Inc., a Delaware corporation (“we,” “our,” “us,” or the “Company”), on July 17, 2012 (i) updates Exhibit 99.2 to include the unaudited interim consolidated financial statements of General Red Holding, Inc., a Delaware corporation (“GRH”) our wholly owned subsidiary, as of June 30, 2012 and for the six months ended June 30, 2012 and 2011, and the related notes thereto (ii) updates the section titled “Management’s Discussion and Analysis of Financial Condition, Results of Operations and Prospects”, to include a discussion of results of operations and liquidity and resources for the three and six months ended June 30, 2012 and 2011, and (iii) includes other information that would be required to be filed by the Company were it filing a quarterly report on Form 10-Q with the Securities and Exchange Commission with respect to the quarter ended June 30, 2012.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K/A that are not historical and include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases. The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

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Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion of the financial condition and results of operation of GRH for the three and six months ended June 30, 2012 and 2011 should be read in conjunction with the selected consolidated financial data, the financial statements and the notes to those statements that are included elsewhere in this Current Report on Form 8-K/A (“Form 8-K/A”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K/A. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could~~,~~” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

GRH was established under the laws of the State of Delaware on January 18, 2011. The accompanying consolidated financial statements include the financial statements of GRH and its subsidiaries (collectively, the “Company”). The Company is primarily engaged in growing, preserving and marketing navel oranges.

Xingguo General Fruit Industry Development Co., Ltd. (“General Fruit”) was formed in Xingguo County, Jiangxi Province, under the corporate laws of the PRC on March 5, 2003. The primary business of General Fruits is to grow and sell navel oranges. On July 14, 2008, pursuant to a series of equity transfer agreements, General Fruits acquired a 90% equity interest in Xingguo General Red Navel Orange Preservation Company, Ltd. (“Xingguo”). On July 25, 2010, General Fruits purchased the remaining 10% equity interest in Xingguo from Xingping Hou, the minority stockholder, for $295,000 (RMB 2,000,000) and, as a result, now owns 100% of Xingguo.

Xingguo, a citrus fruits company primarily engaged in preserving, packaging and marketing premium navel oranges, was formed as a limited liability company in Xingguo County, Jiangxi Province under PRC laws on November 22, 2005. Xingguo provides wholesale, retail, and institutional customers in China and several other countries with premium navel orange fruits under the trademark of “General Red”.

On January 13, 2010, Greater China International Investment Limited (“Greater China International”), a company incorporated on December 4, 2009 under the laws of Hong Kong, formed Nanchang Hanxin Agriculture Technology Co., Ltd. (“WFOE”) in the city of Nanchang, Jiangxi Province, the People’s Republic of China (“PRC”).

On February 5, 2010, WFOE purchased all of the shares of General Fruit from Jiangjun Hong Group Co., Ltd., Xingping Hou and Jiefeng Ren for an aggregate purchase price of $293,400. As a result, WFOE acquired a 100% equity interest in General Fruit. This transaction was a capital transaction in substance. That is, the transaction was a reverse recapitalization, equivalent to the issuance of stock by General Fruit for the net monetary assets of WFOE accompanied by a recapitalization.

On May 18, 2011, Han Glory International Investment Limited (“Han Glory International”), a company incorporated on April 28, 2011 under the laws of British Virgin Islands, purchased all of the shares of Greater China International, from Zhihao Zhang, the sole stockholder of Greater China International, for $1,290 (HK$10,000). As a result, Greater China International became a wholly owned subsidiary of Han Glory International.

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On September 26, 2011, GRH purchased all of the outstanding shares of Sheng Da Holding Limited (“Sheng Da BVI”), a company incorporated on May 18, 2011 under the laws of the British Virgin Islands, from General Red Company, Ltd (“General Red BVI”), a limited liability company formed on August 28, 2008 under the laws of British Virgin Islands, for $23,000. As a result, Sheng Da BVI became the wholly owned subsidiary of GRH. On September 29, 2011, Sheng Da BVI entered into a series of new agreements to terminate the old agreements with Xingguo, which were originally signed between General Red BVI and Xingguo on November 17, 2008, amended on June 10, 2011, and transferred to Sheng Da BVI by General Red BVI on June 30, 2011. The old agreements included a Consultation Agreement, an Operating Agreement, a Share Pledge Agreement, a Proxy Agreement and an Option Agreement. Upon the entry of these new agreements, Xingguo is no longer the Variable Interest Entity of Sheng Da BVI.

On September 30, 2011, GRH entered into a Share Transfer and Issuance Agreement (the “Agreement”) with Han Glory International and Hua Mei Investments Limited (“Hua Mei”), a company incorporated on April 26, 2011 under the laws of the British Virgin Islands. Pursuant to the terms of the Agreement, GRH issued 74,814,862 shares to Hua Mei, the sole stockholder of Han Glory International, in exchange for all of the shares and beneficial interest of Han Glory International. This transaction is treated as a reverse merger, and therefore, after the share exchange, Han Glory International became the wholly owned subsidiary of GRH.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

While our significant accounting policies are fully described in Note 2 to our consolidated financial statements for the year ended December 31, 2011 and 2010, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Variable interest entities

The accounting standards require a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity. On September 29, 2011, Sheng Da BVI entered into a series of new agreements to terminate the VIE agreements.

Seasonal nature of operations

Typically the first and fourth quarters of the year are better in terms of profitability because of the maturity stage of the Company's products, which is usually from the month of October.

Accounts receivable

We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable. We periodically review our accounts receivable and other receivables to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

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As a basis for accurately estimating the likelihood of collection has been established, we consider a number of factors when determining reserves for uncollectable accounts. We believe that we use a reasonably reliable methodology to estimate the collectability of our accounts receivable. We review our allowances for doubtful accounts on at least a quarterly basis. We also consider whether the historical economic conditions are comparable to current economic conditions. If the financial condition of our customers or other parties with which we have business were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to our products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, we will record additional reserves for the difference between the cost and the market value. These reserves are recorded based on estimates. We review inventory quantities on hand and on order and record, on a quarterly basis, a provision for excess and obsolete inventory, if necessary. If the results of the review determine that a write-down is necessary, we recognize a loss in the period in which the loss is identified, whether or not the inventory is retained. Our inventory reserves establish a new cost basis for inventory and are not reversed until we sell or dispose of the related inventory. Such provisions are established based on historical usage, adjusted for known changes in demands for such products, or the estimated forecast of product demand and production requirements.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Estimated Useful Life
Electronic equipment	5 years
Vehicles	10 years
Machinery and equipment	10 years
Buildings and improvements	5-20 years
Producing orchards	30 years

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of citrus products upon shipment and transfer of title.

Foreign currency translation

The Company has evaluated the determination of its functional currency based on the guidance in ASC Topic, “Foreign Currency Matters,” which provides that an entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment in which an entity primarily generates and expends cash.

On its own, the Company raises financing in the U.S. dollar, pays its own operating expenses primarily in the U.S. dollar, paid dividends to its shareholders of common stock and expects to receive any dividends that may be declared by its subsidiaries in U.S. dollars.

Therefore, it has been determined that the Company’s functional currency is the U.S. dollar based on the expense and financing indicators, in accordance with the guidance in ASC 830-10-85-5.

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The Company uses United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiaries within the Company maintain their books and records in Renminbi (“RMB”), the currency of the currency of China, the economic environment in which the Company’s primary subsidiaries conduct their operations. Assets and liabilities of the subsidiaries in RMB are translated into U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of operations and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

Results of Operations for the Three Months Ended June 30, 2012 Compared to the Three Months Ended June 30, 2011

Revenues. For the three months ended June 30, 2012, we had net revenues of $1,260,760, as compared to net revenues of $1,777,365 for the three months ended June 30, 2011, a decrease of approximately $516,605 or 29.1%. The decrease in net revenues was primarily attributable to decrease in our sales prices, as well as a decrease in sales volume. As output of navel oranges in the South of Jiangxi Province, the primary region for growing navel oranges in China, increased, the navel orange market became more competitive. Furthermore, in the first quarter of 2012, due to cost increases in rent, shipping and labor, our customers, mainly wholesalers, suffered losses in their profit margin. In order to accommodate our customers and maintain our market share, we reduced our sales price. As a result, our average sales price decrease to $0.77 for the three months ended June 30, 2012 from $0.99 for the three months ended June 30, 2011. For the three months ended June 30, 2012, sales volume decreased to approximately 1,632,200 kg from approximately 1,799,885 kg for the three months ended June 30, 2011, a decrease of approximately 9.3%. Because the South of Jiangxi Province, where we are located, had a bumper harvest (an uncommonly large harvest) close to the end of 2011 and because our navel orange orchards in our leased farmland became more mature, our total output for the 2012 season was higher than the 2011 season. As a result, our overall sales volume in the six months ended June 30, 2012 increased as compared to the same period in 2011. However, the slight decline in sale volume for the three months ended June 30, 2012 as compared to the same period in 2011 reflects market demand that happened to be concentrated more in the first quarter in 2012 than in the first quarter of 2011.

Cost of sales. Cost of sales decreased by $30,723, or 3.6%, from $857,227 for the three months ended June 30, 2011 to $826,504 for the three months ended June 30, 2012 mainly as a result of the 9.3% decrease in the sales volume. However, due to inflation in labor and utility costs, our cost of sales decreased at a lower percentage than our sales volume did.

Gross profit and gross margin. Our gross profit was $434,256 for three months ended June 30, 2012 as compared to $920,138 for the three months ended June 30, 2011, representing gross margins of 34.4% and 51.8%, respectively. The decrease in our gross profit margin was mainly attributable to decreases in sales prices that occurred in the three months ended June 30, 2012, while our unit cost increased from approximately $0.48 per kg to $0.51 per kg period over period.

Selling expenses. Selling expenses were $309,728 and $63,147 for the three months ended June 30, 2012 and 2011, respectively. Selling expenses consisted of the following:

	For the three months ended	For the three months ended
	June 30, 2012	June 30, 2011	Increase/decrease
Shipping and handling	65,960	40,860	61.4%
Compensations and related benefits	16,314	13,205	23.5%
Advertising and promotion	226,146	1,778	12619.1%
Others	1,308	7,304	(82.1)%
Total	309,728	63,147	390.5%
Selling expense as % of revenues	24.6%	3.6%

Shipping and handling expenses increased by $25,100 or 61.4% mainly due to extra costs related to ocean shipping incurred for oranges sold to the United Arab Emirates.

Compensation and related benefits increased by $3,109 or 23.5% as we incurred more travelling expenses in the three months ended June 30, 2012.

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Advertising and promotion expenses increased by $224,368, as a result of our marketing campaign in 2012. In order to promote the brand name, General Red Navel Oranges, we spent more on advertisements in 2012. Specifically, we signed a contract to promote our brand name through internet microblogging for a total price of approximately $239,000 in March 2012.

Other expenses primarily included packaging, customer entertainment, vehicle maintenance and miscellaneous office expenses. The amounts are minimal and vary from time to time.

General and administrative expenses. General and administrative expenses amounted to $130,337 for the three months ended June 30, 2012, as compared to $109,509 for the same period in 2011, an increase of $20,828 or 19.0%. General and administrative expenses consisted of the following:

	For the three months ended	For the three months ended
	June 30, 2012	June 30, 2011	Increase/decrease
Compensation and related benefits	63,759	56,549	12.8%
Depreciation	23,534	16,501	42.6%
Professional service	16,063	2,364	579.5%
Office expense	2,338	2,293	2.0%
Amortization of land use right	909	884	2.8%
Others	23,734	30,918	(23.2)%
Total	130,337	109,509	19.0%
G&A expense as % of revenues	10.3%	6.2%

Compensation and related benefits increased by $7,210 or 12.8% mainly due to the increase in travelling expense reimbursement.

Depreciation expense increased by $7,033 or 42.6% due to completion of construction of our Plastic Sorting Workshop worth approximately $132,000 and the addition of certain equipment in December 2011, for which we recorded depreciation during the three months ended June 30, 2012.

Professional service fees increased by $13,699 mainly as a result of approximately $10,000 in U.S. professional fees such as legal and auditor fees in preparation for being a public company in the U.S. market.

Amortization of land use right increased by $25 or 2.8% due to changes in the exchange rate of the U.S. dollar to RMB.

Other general and administrative expenses mainly included customer entertainment, utilities, repairs, telecommunication, insurance and certain low-value miscellaneous items. Their amounts varied period over period depending on different circumstances.

Loss from operations. For the three months ended June 30, 2012, loss from operations was $5,809, as compared to $747,482 for the three months ended June 30, 2011, a decrease of $753,291 or 100.8%.

Other expenses. For the three months ended June 30, 2012, other expense amounted to $26,320 as compared to other expenses of $50,047 for the same period in 2011. For the three months ended June 30, 2012 and 2011, other expense mainly included:

Interest expense increased by $28,292 or 45.6% due to a significant increase in the average balances of our bank loans.

Other income mainly includes rental income of our product line in off-season and certain government subsidies. In the three months ended June 30, 2012, we received government subsidies such as bank loan interest discount and an eco-irrigation subsidy.

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Income tax expense. For both the three months ended June 30, 2012 and 2011, income tax amounted to $0. We began enjoying an income tax exemption in January 2011 for processing agricultural commodities.

Net loss. As a result of the factors described above, our net loss for the three months ended June 30, 2012 was $32,129. For the three months ended June 30, 2011, we had net income of $697,435.

Foreign currency translation gain. The functional currency of our subsidiaries operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $20,011 for the three months ended June 30, 2012 as compared to $230,946 for the same period year 2011. This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive loss. For the three months ended June 30, 2012, comprehensive loss of $12,118 is derived from the sum of our net loss of $32,129 plus foreign currency translation gains of $20,011.

Results of Operations for the Six Months Ended June 30, 2012 Compared to the Six Months Ended June 30, 2011

Revenues. For the six months ended June 30, 2012, we had net revenues of $8,911,048, as compared to net revenues of $9,239,144 for the six months ended June 30, 2011, a decrease of approximately $328,096 or 3.6%. The decrease in net revenues was primarily attributable to a decrease in our sales prices, offset by an increase in sales volume. As output of navel oranges in the South of Jiangxi Province, increased at the end of 2011, the navel orange market became more competitive. Furthermore, in the first quarter of 2012, due to cost increases in rent, shipping and labor, our customers, mainly wholesalers, suffered losses in their profit margin. In order to accommodate our customers and maintain our market share, we reduced our sale prices. As a result, our average sale price decreased to $0.80 per kg for the six months ended June 30, 2012 from $0.90 per kg for the six months ended June 30, 2011. On the other hand, as navel orange orchards in our leased farmland became more mature, we were able to harvest more navel oranges starting in December 2011 as compared to the same harvest season of 2010. Hence, we were able to sell more navel oranges during the six months ended June 30, 2012 as compared to the same period in 2011. For the six months ended June 30, 2012, the sales volume increased to approximately 11,154,475 kg from approximately 10,289,215 kg for the six months ended June 30, 2011, an increase of approximately 8.4%.

Cost of sales. Cost of sales increased by $317,865, or 7.9%, from $4,023,680 for the six months ended June 30, 2011 to $4,341,545 for the six months ended June 30, 2012 mainly as a result of 8.4% increase in the sales volume.

Gross profit and gross margin. Our gross profit was $4,569,503 for six months ended June 30, 2012 as compared to $5,215,464 for the six months ended June 30, 2011, representing gross margin of 51.3% and 56.4%, respectively. The decrease in our gross profit margin was mainly attributable to decreases in sales prices that occurred in the six months ended June 30, 2012, while our unit cost stayed even at approximately $0.39 period over period.

Selling expenses. Selling expenses were $739,548 and $219,537 for the six months ended June 30, 2012 and 2011, respectively. Selling expenses consisted of the following:

	For the six months ended	For the six months ended
	June 30, 2012	June 30, 2011	Increase/decrease
Shipping and handling	450,238	186,133	141.9%
Compensations and related benefits	27,844	20,791	33.9%
Advertising and promotion	243,328	3,889	6156.8%
Others	18,138	8,724	107.9%
Total	739,548	219,537	236.9%
Selling expense as % of revenues	8.5%	2.4%

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Shipping and handling expenses increased by $264,105 or 141.9%, which includes approximately $188,000 in extra costs related to ocean shipping incurred for oranges sold to United Arab Emirates and approximately $127,227 in shipping costs in 2011, which was paid off as part of our orange processing fees, and was recorded as cost of goods. In order to correctly reflect the nature of shipping and handling expenses, starting from January 2012, we began recording it as selling expense.

Compensation and related benefits increased by $7,053 or 33.9% as we incurred more travelling expenses in the six months ended June 30, 2012.

Advertising and promotion expense increased by $239,439, as a result of our marketing campaign in 2012. In order to promote our brand name, General Red Navel Oranges, we spent more on advertisements in 2012. Specifically, we signed a contract to promote our brand name through internet microblogging for a total price of approximately $239,000 in March 2012.

Other expense mainly includes packaging, customer entertainment, vehicle maintenance and miscellaneous office expenses. Because packaging materials are low-value, frequently used and difficult to monitor, they are expensed immediately after purchase. In the six months ended June 30, 2012, approximately $16,798 packaging materials were expensed. Other expenses are minimal and vary from time to time.

General and administrative expenses. General and administrative expenses amounted to $309,968 for the six months ended June 30, 2012, as compared to $271,431 for the same period in 2011, an increase of $38,537 or 14.2%. General and administrative expenses consisted of the following:

	For the six months ended	For the six months ended
	June 30, 2012	June 30, 2011	Increase/decrease
Compensation and related benefits	134,408	139,246	(3.5)%
Depreciation	49,151	32,811	49.8%
Professional service	47,517	3,368	1,310.7%
Office expense	22,693	15,499	46.4%
Amortization of land use right	1,820	1,757	3.6%
Others	54,379	78,750	(30.9)%
Total	309,968	271,431	14.2%
G&A expense as % of revenues	3.5%	2.9%

Compensation and related benefits decreased by $4,838 or 3.5%. In the six months ended June 30, 2011, we awarded employee bonus of approximately $8,570, while in the six months ended June 30, 2012, we did not award such a bonus.

Depreciation expense increased by $16,340 or 49.8% due to completion of construction of our Plastic Sorting Workshop worth approximately $132,000 and addition of certain equipments in December 2011, which we started to record depreciation of workshop and equipments during the six months ended June 30, 2012.

Professional service fees increased by $44,149 mainly as a result of an appraisal fee of approximately $20,000 associated with a bank loan application and approximately $20,000 in U.S. professional fees, such as legal and auditor fees in preparation for being a public company in the U.S. market.

Office expense increased by $7,194 or 46.4%, mainly due to Hanxin Agriculture, which became our business harbor in Nanchang, Jiangxi Province. As a result, its expense increased moderately. Amortization of land use right increased by $63 or 3.6% due to changes in the exchange rate of the US dollar to RMB.

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Other general and administrative expenses mainly include customer entertainment, utilities, repairs, telecommunication, insurance and certain low-value miscellaneous items. Their amounts varied period over period depending on different circumstances.

Income from operations. For the six months ended June 30, 2012, income from operations was $3,519,987, as compared to $4,724,496 for the six months ended June 30, 2011, a decrease of $1,204,509 or 25.5%.

Other income (expenses). For the six months ended June 30, 2012, other expense amounted to $93,691 as compared to other expenses of $58,390 for the same period in 2011. For the six months ended June 30, 2012 and 2011, other income (expense) mainly included:

Interest expense increased by $57,834 or 47.4% period over period due to a significant increase in the average balance of our bank loans.

Other income mainly includes rental income of our product line in off-season and certain government subsidies. In the six months ended June 30, 2012, we received government subsidies such as bank loan interest discount and an eco-irrigation subsidy.

Income tax expense. For both the six months ended June 30, 2012 and 2011, income tax amounted to $0. We began enjoying an income tax exemption in January 2011 for processing agricultural commodities.

Net income. As a result of the factors described above, our net income for the six months ended June 30, 2012 was $3,426,296. For the six months ended June 30, 2011, we had net income of $4,666,106.

Foreign currency translation gain. The functional currency of our subsidiaries operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $160,913 for the six months ended June 30, 2012 as compared to $342,884 for the same period year 2011. This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive income. For the six months ended June 30, 2012, comprehensive income of $3,587,209 is derived from the sum of our net income of $3,426,296 plus foreign currency translation gain of $160,913.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2012, our balance of cash and cash equivalents was $1,266,853. As of June 30, 2011, our balance of cash and cash equivalents was $3,074,355.

The following summarizes the key components of the Company’s cash flows for the six months ended June 30, 2012 and 2011:

	For the Six Months Ended
	June 30,	June 30,
	2012	2011
Net cash (used in) provided by operating activities	$(1,739,213)	2,888,031
Cash flows (used in) investing activities	(33,201)	(426,717)
Cash flows provided by (used) in financing activities	26,894	(398,868)
Effect of foreign currency translation	22,644	40,588
Net (decrease) increase in cash and cash equivalents	$(1,722,876)	2,103,034

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

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In summary, our cash flows were:

Net cash used in operating activities increased in the six months ended June 30, 2012 by $4,627,244 to $1,739,213 from net cash provided by operating activities of $2,888,031 for the six months ended June 30, 2011, which represented a 160.2% decrease from the prior year. These changes were mainly brought about by changes as follows: a decrease in net income of $1,239,810, a decrease in cash provided from accounts payable and accrued expenses of $18,455,484, an increase in cash used in accounts receivable of $1,476,011 and an increase in cash used in inventory of $555,310. This was offset by a decrease in cash used in prepaid leases of $15,098,612, a decrease in cash used in advance payment of $1,315,601, and an increase in cash provided by advances from customers of $600,728.

Net cash used in investing activity decreased by $393,516 in the period ended June 30, 2012 compared to the same period ended in 2011, which is mainly due to cash spent in 2011 in the amount of $404,234 to acquire certain machinery and equipment.

Net cash provided by financing activities increased by $425,762 to $26,894 in the period ended June 30, 2012 compared to $398,868 used in financing activities at the same period ended in 2011. This was due to an increase in cash provided by related parties.

Working capital at June 30, 2012 increased by $8,087,435 to $-825,054 from $-8,912,489 or 92.6% over the same period ended June 30, 2011. The negative working capital at June 30, 2012 is mainly a result of our purchase of 308,000 mature navel orange trees on credit in 2011 for a total price of approximately $14,730,000 (RMB93,598,560), which must be repaid in two years. The expected navel orange output in 2012 from these purchased trees is approximately 14,000 tons, which is projected to generate a profit of approximately $4,722,000 (RMB30,000,000). Furthermore, the expected profit from the output of our existing orange trees in 2012 is approximately $5,509,000 (RMB35,000,000). In addition, as we are listed by our bank as their good credit customer, we reasonably believe that our short-term bank loans will be renewed at maturity. As a result we believe our operating cash is sufficient to sustain current level operations for at least the next twelve months.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information to be reported under this item is not required of smaller reporting companies.

CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that it files under the Exchange Act is accumulated and communicated to our management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. Management is responsible for establishing and maintaining adequate internal control over financial reporting.

As of June 30, 2012, we were a private company and had not established any disclosure controls and procedures, as such term is defined under Rule 13a-14(c) promulgated under the Exchange Act.

Changes in Internal Controls Over Financial Reporting

As we were not subject to the requirements of Sections 13a-15 or 15d-15 as of June 30, 2012, our Chief Executive Officer (who was also our principal executive officer) and Chief Financial Officer (who was also our principal financial officer) did not conduct the evaluation required by such provisions.

LEGAL PROCEEDINGS

Not Applicable.

RISK FACTORS

The information to be reported under this item is not required of smaller reporting companies.

UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not Applicable.

DEFAULTS UPON SENIOR SECURITIES

Not Applicable.

MINE SAFETY DISCLOSURE

Not Applicable.

OTHER INFORMATION

Not Applicable.

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Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Unaudited Consolidated Financial Statements of GRH as of June 30, 2012 and for the six months ended June 30, 2012 and 2011 are filed as Exhibit 99.4 to this current report on Form 8-K/A and are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
99.4	The Unaudited Interim Consolidated Financial Statements of General Red Holding, Inc. as of June 30, 2012 and for the six months ended June 30, 2012 and 2011

31.1	Certification of Chief Executive Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTOLOGY INC.
Dated: August 14, 2012

	By:	/s/ Xingping Hou
Name: Xingping Hou
Title: Chief Executive Officer

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